PROMISSORY NOTE AGREEMENT

Loan Amount: $15,000 United States Dollars Due: December 5, 2018

For value received, being USD$15,000, the undersigned, Intellisense Solutions Inc., promises to pay to **Amir Uziel** ("Holder"), the sum of fifteen Thousand United States Dollars (USD$15,000), with interest on so much of the Principal Sum as shall from time to time remain unpaid, at a rate which is eight percent (8%) percent per annum calculated annually after the Principal Sum is advanced to the undersigned, payment to be made by money wire payable to and delivered to **Amir Uziel** , 5 Shira street Rishon Lezion Israel (the "Principal Amount" and interest herein collectively referred to from time to time as the "Secured Moneys").

The whole of the Secured Moneys shall be paid to the Holder on or before December 5, 2018

The undersigned herein waives presentment, demand, notice of dishonor and protest or further notice of any kind and agrees that it shall remain liable in respect of this Note as if presentment, demand, notice of dishonor and protest had been duly made or given.

Dated this 6th day of June, 2018.

Eyal Ben Ami

Eyal Ben Amy – Director

Intellisense Solutions Inc.